Exhibit 5.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Concordia Healthcare Corp. on Form F-10 of our report dated March 23, 2015 on the carve-out financial statements of Covis Pharma Holdings S.à.r.l, which are included in the business acquisition report filed by Concordia Healthcare Corp. on July 3, 2015 and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

New York, New York

July 17, 2015